Exhibit 3(i)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MEMBERS LIFE INSURANCE COMPANY

TO THE SECRETARY OF STATE

OF THE STATE OF IOWA:

Pursuant to Section 1007 of the Iowa Business Corporation Act, Chapter 490 of the Iowa Code (2011) (the “IBCA”), the undersigned corporation adopts the following Amended and Restated Articles of Incorporation.

1.          The name of the corporation is MEMBERS Life Insurance Company.

2.          The text of the Amended and Restated Articles of Incorporation is as follows:

ARTICLE I

GENERAL

Section 1.1      Name. The name of the corporation is MEMBERS Life Insurance Company (the “Corporation”).

Section 1.2      Offices and Registered Agent.

(a)        The principal place of business of the Corporation in the State of Iowa is located at 2000 Heritage Way, Waverly, Iowa 50677.

(b)        The Corporation’s registered agent is CT Corporation System, and its registered office is located at 500 East Court Avenue, Suite 200, Des Moines, Iowa 50309.

Section 1.3      Purpose. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act, Chapter 490 of the lowa Code (2011) and Chapter 508 of the Iowa Code (2011), and successor statutory provisions, including but not limited to:

(a)        acting as a life insurance company pursuant to Chapter 508 of the Iowa Code (2011), and successor statutory provisions, and writing any or all of the lines of insurance and annuity business authorized by Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa or approved by the Commissioner of Insurance of the State of Iowa; and

(b)        reinsuring and accepting reinsurance on any or all of the lines of business set forth in Section 1.3(a).

Section 1.4      Duration. The Corporation shall have perpetual duration.

ARTICLE II

CAPITAL STOCK

The aggregate number of shares of stock that the Corporation is authorized to issue is one thousand (1,000) shares of common stock, with a par value of five thousand ($5,000) per share. The common stock shall have unlimited voting rights and shall be entitled to the net assets of the Corporation upon dissolution.

ARTICLE III

BOARD OF DIRECTORS

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. The number of directors shall be not less than five (5) nor more than fifteen (15) members, with the actual number of members as determined in accordance with the bylaws of the Corporation.

ARTICLE IV

LIMITATIONS ON DIRECTOR LIABILITY

A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of Section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article IV by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

ARTICLE V

MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify a director or officer for liability (as such term is defined in Section 850(5) of the Iowa Business Corporation Act) for any action taken, or any failure to take any action, as a director or officer, except liability for any of the following: (1) receipt of a financial benefit received by a director or officer to which the director or officer is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of Section 833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. Without limiting the foregoing, the Corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. If the Iowa Business Corporation Act is hereafter amended to authorize broader indemnification, then the indemnification obligations of the Corporation shall be deemed amended automatically and without any further action to require indemnification and advancement of funds to pay for or reimburse expenses of its directors and officers to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any indemnification obligations of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

ARTICLE VI

AMENDMENT

These Articles may be amended, modified, revised and/or restated only by resolution by the Board of Directors, which resolution is submitted to the shareholders at any annual meeting or special meeting of shareholders called for that purpose and receives the affirmative vote of the holders of at least a majority of the votes cast by the shareholders voting at the meeting.

Articles – MEMBERS Life Insurance Company	Page 2

3.          These Amended and Restated Articles of Incorporation were adopted on January 17, 2012.

4.          These Amended and Restated Articles of Incorporation were duly approved by the shareholders of the corporation in the manner required by the IBCA, the original articles of incorporation, and all amendments thereto. These Amended and Restated Articles of Incorporation supersede the original articles of incorporation and all amendments thereto, and consolidate all amendments into a single document.

5.          These Amended and Restated Articles of Incorporation shall take effect upon filing with the Iowa Secretary of State.

[Signature page follows]

Articles – MEMBERS Life Insurance Company	Page 3

Dated this 18th day of January, 2012.

MEMBERS Life Insurance Company

SEAL	By:
Name: Robert N. Trunzo
Title: President

By:
Name: Faye A. Patzner
Title: Secretary

STATE OF WISCONSIN

COUNTY OF DANE

On this 18th day of January 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert N. Trunzo and Faye A. Patzner, being by me duly sworn did say that they are the President and the Secretary, respectively, of MEMBERS Life Insurance Company, executing the within and foregoing instrument; that the seal affixed thereto is the seal of said corporation; that said instrument was signed (and sealed) on behalf of said corporation by authority of its Board of Directors; and the said President and Secretary, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntary executed.

Notary Public in and for said State

Articles – MEMBERS Life Insurance Company	Page 4

COMMISSION CERTIFICATE OF APPROVAL

Pursuant to the relevant provisions of the Iowa Code, the undersigned approves the Amended and Restated Articles of Incorporation of MEMBERS Life Insurance Company. (Effective upon filing with the Iowa Secretary of State).

SUSAN E. VOSS

Iowa Insurance Commissioner

By:	James n. Armstrong
Deputy Insurance Commissioner

Date:	2-8-12

Filed By:

Nyemaster, Goode, West,

Hansell $ O’Brien, P.C.

700 Walnut Ste 1600

DSM IA 503093899